Exhibit 99.1

CARMIKE CINEMAS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On August 15, 2014, Carmike Cinemas, Inc. (“Carmike” or the “Company”) completed its acquisition of Digital Cinema Destination, Corp. (“Digiplex”) pursuant to an Agreement and Plan of Merger with Digiplex and Badlands Acquisition Corporation (the “Acquisition”), a wholly-owned subsidiary of the Company. As a result of the Acquisition, Digiplex is now a wholly-owned subsidiary of the Company. Digiplex operated 21 theatres and 206 screens in 8 U.S. states. Upon completion of the merger, each issued and outstanding share of Digiplex Class A common stock and Class B common stock, except for any shares owned by the Company, Digiplex or any of their respective subsidiaries, was converted into the right to receive 0.1765 shares of the Company’s common stock, referred to as the “exchange ratio,” or approximately 1.4 million shares of the Company’s common stock in the aggregate. In addition to the shares issued, the Company also assumed a note payable of $9,099, which the Company paid subsequent to closing.

In December 2012, Digiplex, together with Start Media LLC (“Start Media”), formed a joint venture, Start Media Digiplex, LLC (“JV”) to acquire theatre assets. As of August 15, 2014, Digiplex owned 34% of the equity of the joint venture. On August 15, 2014, in conjunction with the acquisition, the Company paid cash of $10,978 to Start Media for its 66% interest in the joint venture. Also in connection with the acquisition, the Company paid cash of $181 in lieu of 30,000 shares of Digiplex common stock held in escrow for the former owners of two Digiplex theatres.

The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014 is based on the historical financial statements of the Company, adjusted to give effect to the Acquisition.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014 give pro forma effect to the Acquisition as if it had occurred on January 1, 2014.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014 was derived from the Company’s audited consolidated statement of operations for the year ended December 31, 2014, Digiplex’s audited consolidated statement of operations for the year ended June 30, 2014 and Digiplex’s unaudited consolidated statement of operations from July 1, 2014 to the date of the Acquisition.

The following unaudited pro forma condensed combined financial information is based on, and should be read in conjunction with:

•	The historical audited financial statements of the Company included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and filed with the Securities and Exchange Commission (“SEC”) on March 2, 2015 and incorporated herein by reference;

•	The historical unaudited interim financial statements of the Company included in its quarterly report on Form 10-Q for the three and nine months ended March 31, 2014 and 2013, and filed with the SEC on May 15, 2014;

•	The historical audited consolidated balance sheets of Digiplex included in its Quarterly Report on Form 10-Q as of June 30, 2014 and 2013 and, the consolidated statements of operations, equity and cash flows of Digiplex for each of the years in the two-year period ended June 30, 2014, attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

The unaudited pro forma condensed combined financial information has been prepared by the Company using the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 805, Business Combinations.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations in future periods or the financial position or results of operations that actually would have been realized had the Company and Digiplex been a combined company during the specified periods. It also does not reflect any cost savings, operating synergies or revenue enhancements that the Company may achieve with respect to the combined company.

CARMIKE CINEMAS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2014

	Carmike Historical	Digiplex Historical (period from January 1, 2014 to August 15, 2014)	Pro Forma Adjustments (Footnote 2)		Carmike Pro Forma Combined
	(In Thousands, Except Per Share Amounts)
Revenues:
Admissions	$427,212	$18,157	$—		$445,369
Concessions and other	262,717	9,297	—		272,014

Total operating revenues	689,929	27,454	—		717,383
Operating costs and expenses:
Film exhibition costs	235,457	9,789	—		245,246
Concession costs	30,310	1,342	—		31,652
Salaries and benefits	91,954	3,412	—		95,366
Theatre occupancy costs	86,876	3,965	—		90,841
Other theatre operating costs	121,025	5,928	—		126,953
General and administrative expenses	32,268	8,187	(10,726	) a,b	29,729
Depreciation and amortization	49,234	4,015	(1,123	) c	52,126
Gain on sale of property and equipment	(1,451)	(950)	—		(2,401)
Impairment of long-lived assets	3,212	—	—		3,212

Total operating costs and expenses	648,885	35,688	(11,849)		672,724

Operating income (loss)	41,044	(8,234)	11,849		44,659
Interest expense	51,707	2,941	(2,941	) d	51,707
Other expense	—	176	—		176

Loss from continuing operations before income tax and income from unconsolidated affiliates	(10,663)	(11,351)	14,790		(7,224)
Income tax (benefit) expense	(1,407)	38	1,406	e	37
Income from unconsolidated affiliates	366	—	—		366

Loss from continuing operations	$(8,890)	$(11,389)	$16,196		$(6,895)

Weighted average shares outstanding:
Basic	23,392	7,501	(6,119	) f	24,774
Diluted	23,392	7,501	(6,119	) f	24,774

Net loss per common share (Basic and Diluted):

Net loss per common share	$(0.38)				$(0.28)

The accompanying notes are an integral part of these financial statements.

CARMIKE CINEMAS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Presentation

The historical financial information is derived from the historical consolidated financial statements of Carmike and the historical consolidated financial statements of Digiplex. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014 has been prepared as if the Acquisition had occurred on January 1, 2014 and combine the historical results for Carmike and Digiplex for the year ended December 31, 2014.

The unaudited pro forma condensed combined financial information has been prepared by the Company using the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations.

2.	Pro Forma Adjustments

The pro forma financial information does not give effect to any synergies that may be realized as a result of the Acquisition. The unaudited pro forma condensed combined statement of operations reflect the effect of the following pro forma adjustments (dollar amounts in Thousands):

(a)	Adjustment to reflect the elimination of certain Digiplex corporate general and administrative expenses. The Company retained certain members of Digiplex’s alternative programming department and expects to incur incremental future operating costs of approximately $938 thousand related to the continued operation of this department.

(b)	Adjustment to reflect the elimination of $3,477 of acquisition-related expenses incurred by Carmike during the year ended December 31, 2014. The Company has removed these expenses from the unaudited pro forma combined condensed statement of income for the year ended December 31, 2014 on the basis that they are non-recurring.

(c)	Adjustment to reflect depreciation expense for the adjusted asset base and depreciable lives as determined per the fair value assessment. Depreciable lives range from three to twenty years.

(d)	Adjustment to reflect the elimination of interest expense of $2,941 for the year ended December 31, 2014 related to Digiplex debt settled in conjunction with the Acquisition.

(e)	Adjustment to reflect the tax expense that would have been incurred with respect to the Digiplex theatres. Pro forma tax expense was calculated using a rate of 42.0%.

(f)	Adjustment to reflect 1.4 million shares of Carmike common stock issued to Digiplex shareholders in connection with the Acquisition.